Exhibit 21

List of Subsidiaries                                                   State or Jurisdiction of Incorporation

American Italian Pasta Company                                         Delaware

AIPC Wisconsin, Limited Partnership                                    Wisconsin

AIPC Sales Co.                                                         Missouri

IAPC UK Limited                                                        United Kingdom

IAPC Holding UK Limited                                                United Kingdom

Pasta Lensi, S.r.l.                                                    Italy

IAPC BV                                                                Netherlands

IAPC CV                                                                Netherlands

AIPC Finance, Inc.                                                     Delaware

AIPC South Carolina, Inc.                                              South Carolina

AIPC Missouri, LLC                                                     Missouri

AIPC Arizona, LLC                                                      Arizona

IAPC Italia Leasing s.r.l.                                             Italy